Exhibit 3.31


                            CERTIFICATE OF FORMATION

                                       OF

                     MUELLER INTERNATIONAL FINANCE, L.L.C.


     This Certificate of Formation of Mueller International Finance, L.L.C. (the "Company"), dated November 21, 2001 is being duly executed and filed by Mueller International Finance, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss.18-201, et seq.).

     FIRST. The name of the limited liability company formed hereby is Mueller International Finance, L.L.C.

     SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

     THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                             MUELLER INTERNATIONAL
                                                  FINANCE, INC.


                                             By: /s/ Thomas E. Fish
                                                 -------------------------------
                                                 Name:  Thomas E. Fish
                                                 Title: President and Assistant
                                                        Secretary



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